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                                                                  EXHIBIT 10.1.1

             AMENDMENT #3 TO AMENDED AND RESTATED STOCK OPTION PLAN


         The Amended and Restated Restricted Stock Agreement Plan is hereby amended to provide that a total of 875,000 shares will be issuable thereunder.


         Effective: February 19, 2003.



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